UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 3, 2005

Cerner Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-15386	43-1196944

(Commission File Number)	(IRS Employer Identification No.)

2800 Rockcreek Parkway, North Kansas City, Missouri	64117

(Address of Principal Executive Offices)	(Zip Code)

(816) 221-1024

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.

On February 3, 2005, in connection with the Board appointment set forth below in Item 5.02, Cerner Corporation (the “Company”) and John C. Danforth entered into an Indemnification Agreement (the “Agreement”) providing Mr. Danforth with indemnification rights in consideration of Mr. Danforth’s acceptance of his position with and his continued service to the Company as a Director. The Agreement provides for Cerner to hold harmless and indemnify Mr. Danforth, to the fullest extent permitted by Delaware law and in accordance with the Company’s Bylaws, Articles of Incorporation and the Agreement, and is substantially similar to the indemnification agreements entered into with the Company’s other current Directors, pursuant to Company policy to enter into indemnification agreements with each of its Directors.

The foregoing description of the Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Agreement and the transactions contemplated thereby. The above description is qualified in its entirety by reference to the Agreement which is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

On February 3, 2005, the Company issued a press release announcing, among other things, its financial results for the three and twelve month periods ended January 1, 2005. The press release is furnished as Exhibit 99.2 and is attached hereto.

To supplement our consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP measures of operating results, net income and earnings per share, which are adjusted from results based on GAAP to exclude certain expense items. The Company also discloses certain non-GAAP financial measures, such as bookings revenue, revenue backlog (which includes contract backlog and support and maintenance backlog) and free cash flow. These non-GAAP measures are provided to enhance the user’s overall understanding of our financial performance, and as required, are also reconciled to GAAP. These non-GAAP measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

The information contained in this Form 8-K (including Exhibit 99.2) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that section. The information is this Item 2.02 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 3, 2005, the Board of Directors of the Company, by statement of unanimous consent, appointed John C. Danforth to the Company’s Board of Directors, to hold office for a term expiring at the Annual Meeting of Shareholders held in May 2005, to fill the vacant Director position created by Mr. Danforth’s resignation from the Board which was effective June 24, 2004.

Mr. Danforth was a Director of the Company from May 1996 through June 2004. Mr. Danforth served as Ambassador to the United Nations from June 2004 through January 2005 and represented the State of Missouri in the U.S. Senate for 18 years until 1994.

In connection with the appointment to the Company’s Board of Directors, the Board of Directors also named Mr. Danforth to the Company’s Compensation and Nominating, Governance & Public Policy Committees, effective February 3, 2005.

Additionally, Paul M. Black was appointed to act as Chief Operating Officer of the Company effective February 1, 2005. Prior to his appointment to Chief Operating Officer, Mr. Black served as the Company’s Executive Vice President of the U.S. Client Organization.

The information required by Item 5.02(c)(2) of Form 8-K in connection with Mr. Black’s appointment as Chief Operating Officer is incorporated herein by reference to: (i) Item 4A of the Company’s Annual Report on Form 10-K for the fiscal year ended on January 3, 2004, filed with the Securities and Exchange Commission on March 18, 2004; and (ii) the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 20, 2004.

Item 7.01. Regulation FD Disclosure.

The Company issued its earnings press release on February 3, 2005, which also announced the appointment of Mr. Danforth to the Company’s Board of Directors. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

The information contained in Item 7.01 to this Current Report on Form 8-K (including Exhibit 99.2) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that section. The information in this Item 7.01 (including Exhibit 99.2) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits.

c)	Exhibits

99.1	Indemnification Agreement, dated February 3, 2005, by and between John C. Danforth and Cerner Corporation.

99.2	Press release issued by Cerner Corporation dated February 3, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CERNER CORPORATION
Date: February 3, 2005	By:	/s/ Marc G. Naughton
Marc G. Naughton, Senior Vice President,
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Indemnification Agreement, dated February 3, 2005, by and between John C. Danforth and Cerner Corporation.

99.2	Press release issued by Cerner Corporation dated February 3, 2005.